EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Natus Medical, Incorporated:
We consent to the incorporation by reference in the registration statements (No. 333‑65584, 333-133657, 333-174702, and 333-229314) on Form S-8 and registration statements (Nos. 333-133480, 333-150503, and 333-171489) on Form S-3 of Natus Medical Incorporated of our reports dated March 1, 2019, with respect to the consolidated balance sheets of Natus Medical Incorporated as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of Natus Medical Incorporated.
(signed) KPMG LLP
San Francisco, California
March 1, 2019